Exhibit 10.5

FIRST AMENDMENT TO

AAR CORP. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, AAR CORP., a Delaware corporation (the “Company”), maintains the AAR CORP. Supplemental Key Employee Retirement Plan, as amended and restated effective January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to Section 7.1, the Company has reserved the right to amend the Plan and now deems it appropriate to do so.

NOW, THEREFORE, the Plan is hereby amended, effective April 18, 2007, as follows:

1.                                       By amending Section 1.11 to read as follows:

“1.11       “Normal Retirement Date” shall mean the first day of the calendar month coincident with or next following a Participant’s “Normal Retirement Age”, as that term is defined in the AAR CORP. Retirement Plan.”

2.                                       By amending the Vesting provision in the Appendix to read as follows:

“Vesting

An applicable Participant shall fully vest in the balance of his Additional Supplemental Company Account upon the earlier of the date Participant attains calendar year age 65 or the date a Participant’s calendar year age plus Years of Service equals 75.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its officer, duly authorized, on this 11th day of July, 2007.

AAR CORP.

By:	/s/ Timothy O. Skelly
Timothy O. Skelly, Vice President